Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Aames Investment Corporation (the “Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, A. Jay Meyerson, Chairman and Chief Executive Officer of the Company, and Jon D. Van Deuren., Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1359, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2006:	/s/ A. JAY MEYERSON
A. Jay Meyerson
Chairman and Chief Executive Officer

Dated: March 27, 2006:	/s/ JON D. VAN DEUREN
Jon D. Van Deuren
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Aames Investment Corporation and will be retained by Aames Investment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and will not be considered filed as part of the Form 10-K.